EXHIBIT 23

ARTHUR ANDERSEN LLP

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company’s previously filed Registration Statement File Nos., 33-66980, 33-86230, 333-01874, 333-03865, 333-22943, 333-28717, 333-45991, 333-53413, 333-60321, 333-62576, 333-70354, 333-73201 and 333-82879.

/s/ Arthur Andersen LLP

Phoenix, Arizona
   December 19, 2001